Exhibit 10.19

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of _____, 2007, by and between CMA CGM S.A., a French corporation (“CMA CGM”), and Global Ship Lease, Inc., a Marshall Islands corporation (“GSL”), effective concurrently with the execution and delivery of that certain Underwriting Agreement dated as of ______, 2007 by and among GSL, CMA CGM, and UBS Securities LLC and Citigroup Global Markets Inc., as Managing Underwriters with respect to the initial public offering of shares of common stock of GSL (the “Underwriting Agreement”).

RECITALS

WHEREAS, CMA CGM has been the majority stockholder in control of GSL prior to the closing of the transactions contemplated by the Underwriting Agreement and wishes to induce GSL to enter into the Underwriting Agreement with the underwriters named therein (the “Underwriters”); and

WHEREAS, each of CMA CGM and GSL are making certain representations and warranties to the Underwriters pursuant to the terms of the Underwriting Agreement and wish to clarify their respective obligations to each other in connection therewith as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Indemnification by CMA CGM. CMA CGM shall indemnify, defend and hold harmless GSL, its directors and officers, and any person other than CMA CGM who controls GSL within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against actual losses, damages, expenses, liabilities or claims (including the reasonable cost of investigation) that GSL or any such person actually incurs, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any claims made by:

(a) any stockholder or former stockholder of GSL under the Act, the Exchange Act, the common law or otherwise, or

(b) any Underwriter Indemnified Party (as defined below) under the Act, the Exchange Act, the common law or otherwise, including, without limitation, the indemnification and contribution provisions of Section 9 of the Underwriting Agreement, and in case of either clause (a) or (b) above, solely to the extent such claims are made during the term of this Agreement and arise out of or are based upon any material misstatements or omissions in the Prospectus arising out of:

(i) fraud or other willful misconduct on the part of CMA CGM or its officers, directors or other personnel, or

(ii) the failure of the matters represented or warranted in the Enumerated Representations (as defined below) to be true and correct in all material respects.

2. Evidence of Liability. Prior to CMA CGM’s satisfaction of any claim for indemnity hereunder, GSL or any such person seeking indemnity hereunder shall provide CMA CGM with reasonably detailed evidence of such loss, damage, expense, liability or claim for which it is seeking indemnification hereunder.

3. Certain Defined Terms.

(a) “Enumerated Representations” shall mean those representations and warranties made to the Underwriters by CMA in subsections (k), (l), (o), (q), (t) and (x) of Section 3 of the Underwriting Agreement.

(b) “Underwriter Indemnified Party” shall mean each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons.

(c) All other capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Underwriting Agreement.

4. Procedures for Third Party Claims. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against CMA CGM pursuant to Section 1 above, such indemnified party shall promptly notify CMA CGM in writing of the institution of such Proceeding and CMA CGM shall assume the defense of such Proceeding. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by CMA CGM in connection with the defense of such Proceeding or CMA CGM shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to CMA CGM (in which case CMA CGM shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by CMA CGM and paid as incurred (it being understood, however, that CMA CGM shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). CMA CGM shall not be liable for any settlement of any Proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested CMA CGM to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 3, then CMA CGM agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by CMA CGM of the aforesaid request, (ii) CMA CGM shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given CMA CGM at least 30 days’ prior notice of its intention to settle. CMA CGM shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party. Notwithstanding the foregoing, CMA CGM shall have the right to settle any Proceeding if the relevant indemnified party has been notified in writing of the proposed terms of such settlement and such indemnified party has not responded to such proposal within 30 days of receipt of such notification.

5. Contribution. If the indemnification provided for herein is unavailable to an indemnified party under Section 1 above or is insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then CMA CGM shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by CMA CGM on the one hand and GSL on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CMA CGM on the one hand and of GSL on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by CMA CGM on the one hand and GSL on the other shall be deemed to be equal. The relative fault of CMA CGM on the one hand and of GSL on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by CMA CGM or by GSL and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

6. Other Equitable Considerations. The parties agree that it would not be just and equitable if contribution pursuant to Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5 above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Notification of Proceedings. The parties agree promptly to notify each other of the commencement of any Proceeding against it or against any of its officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus. Notwithstanding anything else herein to the contrary, CMA CGM shall not be liable hereunder with respect to any Proceeding unless GSL provides, or CMA CGM otherwise receives, notice of such Proceeding within 6 months of the date GSL is officially served with legal notice of such Proceeding.

8. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram, facsimile or electronic mail and, if to CMA CGM, shall be sufficient in all respects if delivered or sent to CMA CGM, 4, quai d’Arenc 13235, Marseille cedex 02 France, Attention: Jean-Yves Schapiro, Executive Vice President, Finance & Control (email:ho.jyschapiro@cma-cgm.com) and, if to GSL, shall be sufficient in all respects if delivered or sent to GSL at c/o Global Ship Lease Services Limited, Fourth Floor, Millbank Business Centre, Millbank Tower, London SW1P 4QP, United Kingdom, Attention: Ian Webber, Chief Executive Officer (email: ian@kentwebber.fsnet.co.uk).

9. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of New York without regard for conflict of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

10. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties each consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the other party hereto or any indemnified party. EACH OF THE PARTIES (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES) WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. A final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties hereto and may be enforced in any other courts to the jurisdiction of which the parties hereto are or may be subject, by suit upon such judgment.

11. Parties at Interest. This Agreement has been and is made solely for the benefit of GSL and to the extent provided in Section 1 above the controlling persons, partners, directors and officers referred to in such Section, and its respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

12. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

13. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns and any successor or assign of any substantial portion of the parties’ respective businesses and/or assets.

14. Duration. The term of this Agreement shall be for a period ending on the third anniversary of the closing date of GSL’s initial public offering (or the last closing date with respect to sales of Additional Shares, as defined in the Underwriting Agreement, if applicable).

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IN WITNESS WHEREOF, the parties hereby cause this Agreement to be executed by their officers thereunto duly authorized as of the date first set forth above.

CMA CGM S.A.

By:
Name:
Title:

GLOBAL SHIP LEASE, INC.

By:
Name:
Title: